UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2007
TRANSMETA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 8.01 Other Events.
     Transmeta Corporation, a Delaware corporation (“We” or “Transmeta”), files this current report to provide an updated description of our activities in our patent infringement litigation against Intel Corporation and an updated description of risk factors that may affect our business, results of operations and financial condition. This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this current report, and Transmeta will not necessarily provide updates of its projections or other forward-looking statements. Such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from Transmeta’s actual results or future events. Important risk factors that could have material or adverse effects on our results include those set forth below. Transmeta undertakes no obligation to revise or update publicly any forward-looking statement for any reason.
LEGAL PROCEEDING
     On October 11, 2006, we filed a lawsuit against Intel Corporation in the United States District Court for the District of Delaware for infringement of ten of our U.S. patents covering computer architecture and power efficiency technologies. Our complaint, as amended, charges that Intel has infringed and is infringing 11 Transmeta patents by making and selling a variety of microprocessor products including at least Intel’s Pentium III, Pentium 4, Pentium M, Core and Core2 product lines. Our complaint requests an injunction against Intel’s continuing sales of infringing products as well as monetary damages, including reasonable royalties on infringing products, treble damages and attorneys’ fees. Intel filed its Answer in January 2007. Intel denies that it has infringed any of the Transmeta patents and asserts that all of Transmeta’s patents are invalid and unenforceable for inequitable conduct. Intel’s Answer also includes counterclaims against Transmeta alleging that Transmeta has infringed seven Intel patents by making and selling our Crusoe and Efficeon families of processor products. Intel requests an injunction against our continuing sales of our processor products as well as monetary damages, including reasonable royalties on infringing products, treble damages and attorneys’ fees. In February 2007, we filed our Reply to Intel’s counterclaims. We deny infringement of any of the Intel patents and contend that all of the Intel patents are invalid and that three of the Intel patents are unenforceable for inequitable conduct.
     In April 2007, at the initial case management conference, the Court set December 1, 2008 as the trial date for our lawsuit, and subsequently entered a case management order. We have conducted our discovery and other litigation activities in accordance with the schedule set out in the Court’s case management order. In June 2007, Intel filed a motion with the Court to stay our lawsuit pending resolution of requests for reexamination of our 11 patents in suit that Intel began filing with the Patent and Trademark Office in March 2007, five months after we filed our lawsuit against Intel. In August 2007, we filed our opposition to Intel’s stay motion. In September 2007, we and Intel made supplemental submissions to the Court relating to Intel’s stay motion. There is no hearing date or schedule for the Court to consider Intel’s stay motion. We and Intel are proceeding with our discovery activities and preparation for pretrial hearings and trial in accordance with the Court’s case management order. At this time, it is not possible to predict how or when our patent infringement claims against Intel will be resolved, whether we might be found liable under Intel’s counterclaims, or the nature and extent of any damage awards, and we have not accrued any amount for a potential unfavorable resolution of our lawsuit against Intel.
RISK FACTORS
     The factors discussed below are cautionary statements that identify important risk factors that could cause actual results to differ materially from those anticipated. If any of the following risks actually occurs, our business, financial condition and results of operations would suffer. In this case, the trading price of our common stock could decline and investors might lose all or part of their investment in our common stock.
We have a history of losses, and we must successfully execute on our modified business model and restructuring plan if we are to sustain our operations.
     For the six months ended June 30, 2007 and the fiscal year ended December 31, 2006, we had negative cash flows from our operations. Except for the second, third, and fourth quarters of fiscal 2005, we have historically reported negative cash flows from operations, because the gross profit, if any, generated from our operations has not been sufficient to cover our operating cash requirements. Since our inception, we have incurred a cumulative loss aggregating $709.2 million, which includes net losses of $30.2 million for the six months ended June 30, 2007, $23.5 million in fiscal 2006, $6.2 million in fiscal 2005, $106.8 million in fiscal 2004, and $87.6 million in fiscal 2003, which losses have reduced stockholders’ equity to $15.2 million at June 30, 2007.

     In January 2007, we determined that our existing cash and cash equivalents and short-term investment balances and cash from operations would not be sufficient to fund our operations, planned capital and research and development expenditures for the next twelve months under the business model that we pursued during 2005 and 2006, which model included three significant lines of business: (1) licensing of intellectual property and technology, (2) engineering services, and (3) product sales. Accordingly, and as we announced publicly in February 2007, we are streamlining and restructuring our operations to focus on our core business of developing and licensing intellectual property and technology. In February 2007, we began the initial phase of our restructuring plan by decreasing our worldwide workforce by approximately 75 employees, most of whom worked in our engineering services business, and by initiating closures of our offices in Taiwan and Japan. During March 2007, we further reduced our workforce by approximately 55 employees as we completed our engineering services work for Sony and Microsoft. During the second quarter of 2007, we continued to streamline our operations and reduce our headcount by approximately 10 employees, primarily in general and administrative personnel. As a result of our recent operational streamlining activities, we have ceased to pursue engineering services as a separate line of business, ceased our operations relating to microprocessor production support, and exited the business of selling microprocessor products. In 2007, we will focus on our primary line of business in developing and licensing our advanced technologies and intellectual property.
     Based on our current evaluation of our cash requirements and expected cash from operations for fiscal 2007, we have determined that in addition to our planned activities to streamline and restructure our operations, we will also need to raise additional financing in order to fund our operations for a period that extends at least through the next twelve months. Under our business model and current restructuring plan, we expect to reduce our overall operating expenses to align with our current intellectual property and technology licensing opportunities, and to raise additional operating capital as needed to pursue those opportunities. Although we believe that if our restructuring and financing activities under that plan are successful, our existing cash and cash equivalents and short-term investment balances and cash from operations will be sufficient to fund our operations, planned capital and R&D expenditures for at least the next twelve months, we recognize that there is substantial doubt about our ability to continue to operate as a going concern for a period that extends for the next twelve months, and that our ability to continue as a going concern depends upon our successful execution of our restructuring plan.
We might fail to execute our restructuring plan or to operate successfully under our modified business model.
     In February 2007, we announced a restructuring plan to focus on our core business of developing and licensing intellectual property and technology. The implementation of our restructuring plan entails significant risks and costs, and we might not succeed in operating under our restructuring plan for many reasons. These reasons include the risks that we might not be able to continue developing viable technologies, achieve market acceptance for our technologies, earn adequate revenues from our licensing business, or achieve sustained profitability. Employee concern about such risks or the effect of our restructuring plan on their workloads or continued employment might cause our employees to seek or accept other employment, depriving us of the human and intellectual capital that we need in order to succeed. Because we necessarily lack historical operating and financial results for our modified business model, it will be difficult for us, as well as for investors, to predict or evaluate our business prospects and performance. Our business prospects must be considered in light of the uncertainties and difficulties frequently encountered by companies undergoing a business transition or in the early stages of development. Our restructuring plan and related changes in our business model might also create uncertainties and cause our stock price to fall and impair our ability to raise additional capital.
We need additional financing under our restructuring plan, but we may not be able to raise any more financing, or financing may only be available on terms unfavorable to us or our stockholders.
     Under our current restructuring plan, we expect not only to reduce our overall operating expenses to align with our current intellectual property and technology licensing opportunities, but also to raise additional operating capital as needed to pursue those opportunities.
     Because we recognize that there is substantial doubt about our ability to continue to operate as a going concern for a period that extends for the next twelve months, and that our ability to continue as a going concern depends upon our successful execution of our restructuring plan, we have determined that we need to raise significant additional funds through public or private equity or debt financing in order to continue operations under our modified business model. Further, as we continue to develop new technologies in accordance with our modified business model, we might require more cash to fund our operations. A variety of other business contingencies could contribute to our need for funds in the future, including the need to:
•	fund expansion;

•	fund marketing expenditures;

•	develop or enhance our products or technologies;

•	enhance our operating infrastructure;

•	hire additional personnel;

•	respond to customer concerns about our viability;

•	respond to competitive pressures; or

•	acquire complementary businesses or technologies.
     If we succeed in raising additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of our then-existing stockholders. For example, in order to raise equity financing, we may decide to sell our stock at a discount to our then current trading price, which may have an adverse effect on our future trading price. Although we can issue unregistered securities, or use other means to register our securities, we might not be able to raise additional financing on terms favorable to us, or at all. If we are unable to raise additional funds or to sustain our operations on a modified business model in the future, we may be unable to continue to operate our business as a going concern, with substantial adverse effects on the value of our common stock and our ability to raise additional capital. This uncertainty may also create concerns among our current and future customers, vendors and licensees as to whether we will be able to fulfill our obligations or, in the case of customers, fulfill their future product or service needs. As a result, our current and prospective customers, licensees and strategic partners might decide not to do business with us, or only do so on less favorable terms and conditions. Employee concern about the future of the business and their continued prospects for employment may cause employees to seek employment elsewhere, depriving us of the human and intellectual capital we need to be successful.
We might lose key technical or management personnel, on whose knowledge, leadership and technical expertise we rely. Such losses could prevent us from operating successfully under our restructuring plan.
     Our success under our restructuring plan will depend heavily upon the contributions of our key technical and management personnel, whose knowledge, leadership and technical expertise would be difficult to replace. Many of these individuals have been with us for several years and have developed specialized knowledge and skills relating to our technologies and business. Our restructuring plan has resulted in substantial headcount reductions during the first six months of 2007, and employee concern about the future of the business and their continued prospects for employment may cause our employees to seek employment elsewhere, depriving us of the human and intellectual capital we need to be successful. We have also had substantial turnover in our management team during 2007, including the appointment of Lester M. Crudele as our president and chief executive officer in February 2007 and the appointment of Sujan Jain as our chief financial officer in August 2007, as well as the separation of many former officers from Transmeta during the first half of 2007. During the third quarter of 2007, we have experienced additional planned but significant turnover in our financial management personnel. All of our executive officers and key personnel are employees at will. We have no individual employment contracts and do not maintain key person insurance on any of our personnel. We might not be able to execute on our business model if we were to lose the services of any of our key personnel. If any of these individuals were to leave our company unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor develops the necessary training and experience.

Our restructuring plans and the evolution of our business could place significant strain on our management systems, infrastructure and other resources, and our business may not succeed if we fail to manage it effectively.
     Our ability to implement our restructuring plans and to succeed under our modified business plan requires effective planning and management processes. Changes resulting from our restructuring plans could place significant strain on our management systems, infrastructure and other resources, including our financial and managerial controls and procedures. We will also need to motivate, train and manage our workforce. If we fail to manage change effectively, our employee-related costs and employee turnover could increase and our business may not succeed.
We may develop or identify material weaknesses in our internal control over financial reporting.
     In compliance with the Sarbanes-Oxley Act of 2002, we test our system of internal control over financial reporting as of December 31 of the applicable fiscal year. In our evaluation as of December 31, 2004, we identified six material weaknesses. A material weakness is a control deficiency, or a combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weaknesses that we had identified affected all of our significant accounts. Certain of those material weaknesses resulted in a restatement of our previously filed financial results for the second quarter of fiscal 2004 and affected the balances of our inventories, other accrued liabilities and cost of revenue accounts. We remediated all of those material weaknesses in our system of internal control over financial reporting in 2005, but our current restructuring plan contemplates workforce reductions affecting our Finance personnel during the second and third quarters of 2007, and we cannot assure you that we will not in the future develop or identify material weaknesses or significant deficiencies in our internal control over financial reporting.
Our lawsuit against Intel for patent infringement will be costly to litigate, could be delayed, could be decided adversely to us, and could adversely affect our intellectual property rights, distract our management and technical staff, and cause our stock price to decline.
     In October 2006, we filed a lawsuit against Intel Corporation in the United States District Court for the District of Delaware for infringement of certain Transmeta U.S. patents covering computer architecture and power efficiency technologies. Our complaint, as amended, charges that Intel has infringed and is infringing 11 Transmeta patents by making and selling a variety of microprocessor products including at least Intel’s Pentium III, Pentium 4, Pentium M, Core and Core2 product lines. Our complaint requests an injunction against Intel’s continuing sales of infringing products as well as monetary damages, including reasonable royalties on infringing products, treble damages and attorneys’ fees. Intel filed its Answer in January 2007. Intel denies that it has infringed any of the Transmeta patents and asserts that all of Transmeta’s patents are invalid and unenforceable for inequitable conduct. Intel’s Answer also includes counterclaims against Transmeta alleging that we have infringed seven Intel patents by making and selling our Crusoe and Efficeon families of processor products. Intel requests an injunction against our continuing sales of our processor products as well as monetary damages, including reasonable royalties on infringing products, treble damages and attorneys’ fees. In February 2007, we filed our Reply to Intel’s counterclaims. We deny infringement of any of the Intel patents, and we contend that all of the Intel patents are invalid and that three of the Intel patents are unenforceable for inequitable conduct.
     We expect that our lawsuit, if we cannot resolve it before trial, could require several years to litigate, and at this stage we cannot predict the duration or cost of such litigation. In April 2007, at the initial case management conference, the Court set December 1, 2008 as the trial date for our lawsuit, but the trial of our claims against Intel could be delayed for several reasons. For example, in June 2007, Intel filed a motion with the Court to stay our lawsuit pending resolution of requests for reexamination of our 11 patents in suit that Intel began filing with the Patent and Trademark Office in March 2007, five months after we filed our lawsuit against Intel. We filed our opposition to Intel’s stay motion in August 2007, and we and Intel both made supplemental submissions to the Court relating to Intel’s stay motion in September 2007, but there is no hearing date or schedule for the Court to consider Intel’s stay motion. We and Intel are proceeding with our discovery activities and preparation for pretrial hearings and trial in accordance with the Court’s case management order, but it is not possible at this time to predict how or when our patent infringement claims against Intel will be resolved, whether we might be found liable under Intel’s counterclaims, or the nature and extent of any damage awards, and we have not accrued any amount for a potential unfavorable resolution of our lawsuit against Intel.
     We also expect that our lawsuit, even if it is determined in our favor or settled by us on favorable terms, will be costly to litigate, and that the cost of such litigation could have an unexpectedly adverse financial impact on our operating results. The litigation could also distract our management team and technical personnel from our other business operations, to the detriment of our business results. It is possible that we might not prevail in our lawsuit against Intel, in which case our costs of litigation would not be recovered, and we could effectively lose some of our patent rights. It is also possible that Intel might respond to our lawsuit by leveraging its dominant commercial and market positions to injure our current and potential business relationships, with adverse affects on our business results. Delays in the litigation, and any or all of these potential adverse results, could cause a substantial decline in our stock price.
We may be unable to protect our proprietary technologies and defend our intellectual property rights. Our competitors might gain access to our technologies, and we might not compete successfully in our markets.
     We believe that our success will depend in part upon our proprietary technologies and intellectual property. We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual obligations with employees and third parties to protect our proprietary technologies and intellectual property. These legal protections provide only limited protection and may be time consuming and expensive to obtain and enforce. If we fail to protect our proprietary rights adequately, our competitors or potential licensees might gain access to our technology. As a result, our competitors might use or offer similar technologies, and we might not be able to compete successfully. Moreover, despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products and technologies, and obtain and use information that we regard as proprietary. Also, our competitors may independently develop similar, but not infringing, technologies, duplicate our technologies, or design around our patents or our other intellectual property. In addition, other parties may breach confidentiality agreements or other protective contracts with us, and we may not be able to enforce our rights in the event of these breaches. Furthermore, the laws of many foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States. We may be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties based on our proprietary rights. Any litigation surrounding our rights could force us to divert important financial and other resources from our business operations.
     Our pending patent applications may not be approved, and our patents, including any patents that may issue as a result of our patent applications, may not provide us with any competitive advantage or may be challenged by third parties. For example, beginning in March 2007, several months after we brought action against Intel for infringing certain of our patents, Intel filed requests to have those of our patents in suit reexamined by the Patent and Trademark Office (PTO), and the PTO has granted all of Intel’s requests for reexamination as of September 2007. Such proceedings can be expensive and time consuming, perhaps taking several years to complete, and the schedule for such proceedings is difficult to predict and could be delayed for many reasons, including the increasing popularity of such proceedings. For example, the PTO has so far taken an initial action in only one of the 11 patent reexamination proceedings requested by Intel, and the timing of such proceedings is uncertain and can be delayed by many factors, including PTO workload. Our patents might not be upheld, or their claims could be narrowed through amendment, as a result of such proceedings. For example, in one of the reexamination proceedings initiated by Intel, we have proposed to amend certain claims of one of our patents by adding a limitation that we believe would improve those claims. Even the pendency of such proceedings may interfere with or impair our ability to enforce or license our patent rights.
We may fail to meet the continued listing requirements of the NASDAQ Global Market, which may cause our stock to be delisted and result in reduced liquidity of our stock, reduce the trading price of our stock, and impair our ability to raise financing.
     We have previously received notices of potential delisting of our stock from the NASDAQ National Market, now known as the NASDAQ Global Market, based on our failure to satisfy certain continued listing requirements of the NASDAQ Global Market, and we may be unable to satisfy those requirements in the future. To maintain our listing on the NASDAQ Global Market, we are required, among other things, both to make timely regular filings of periodic reports with the SEC and to maintain a minimum bid price per share of at least $1.00. On March 21, 2007, we received a letter from the NASDAQ Stock Market indicating that we were not in compliance with the NASDAQ Stock Market’s requirements for continued listing because, for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion. To regain compliance with the minimum bid price rule, the bid price of our common stock was required to close at or above $1.00 per share for a minimum of 10 consecutive business days before September 17, 2007. On August 17, 2007, we effected a one-for-20 reverse stock split, and the bid price of our common stock has closed above $1.00 per share from August 17, 2007 through the date of this report. If we are unable to maintain compliance with this or other listing requirements, our common stock may be delisted from the NASDAQ Global Market. Delisting from the NASDAQ Global Market would adversely affect the trading price and limit the liquidity of our common stock and therefore cause the value of an investment in our company to substantially decrease.

If our common stock were to be delisted, holders of our common stock would be less able to purchase or sell shares as quickly and as inexpensively as they have done historically. For instance, failure to obtain listing on another market or exchange may make it more difficult for traders to sell our securities. Broker-dealers may be less willing or able to sell or make a market in our common stock. The loss or discontinuation of our NASDAQ Global Market listing may result in a decrease in the trading price of our common stock due to a decrease in liquidity, reduced analyst coverage and less interest by institutions and individuals in investing in our common stock.
Our licensing business depends on maintaining and increasing our LongRun2 licensing revenue, and we might be unsuccessful in our efforts to license our LongRun2 technology to other parties.
     Our licensing business depends on our successful completion of our obligations under our license agreements as well as our attraction of new licensees. Most of our licensing revenue is currently associated with international customers. Our ability to enter into new LongRun2 licensing agreements depends in part upon the adoption of our LongRun2 technology by our licensees and potential licensees, and the success of the products incorporating our technology sold by licensees. While we anticipate that we will continue our efforts to license our technology to licensees, we cannot predict the timing or the extent of any future licensing revenue, and recent levels of license revenues may not be indicative of future periods.
We have limited visibility regarding when and to what extent our licensees will use our LongRun2 or other licensed technologies.
     We have not yet earned nor received any significant royalties from any of our LongRun2 licensees. Our receipt of royalties from our LongRun2 licenses depends on our licensees’ incorporating our technology into their manufacturing and products, bringing their products to market, and the success of their products. Our licensees are not contractually obligated to manufacture, distribute or sell products using our licensed technologies. Thus, our entry into and our full performance of our obligations under our LongRun2 licensing agreements do not necessarily assure us of any future royalty revenue. Any royalties that we are eligible to receive are based upon our licensees’ use of our licensed technologies and, as a result, we do not have direct access to information that would enable us to forecast the timing and amount of any future royalties. Factors that negatively affect our licensees and their customers could adversely affect our future royalties. The success of our licensees is subject to a number of factors, including:
•	the competition that our licensees face and the market acceptance of their products;

•	the pricing policies of our licensees for their products incorporating our technology;

•	the engineering, marketing and management capabilities of our licensees and technical challenges unrelated to our technology that they face in developing their products; and

•	the financial and other resources of our licensees.
     Because we do not control the business practices of our licensees and their customers, we have little influence on the degree to which our licensees promote our technology.
We face intense competition in the development of advanced technologies. Many of our competitors are much larger than we are and have significantly greater resources. We may not be able to compete effectively.
     The development of power management and transistor leakage control technologies is an emerging field subject to rapid technological change, and our competition for licensing such technologies, and providing related services, is unknown and could increase. Our LongRun2 technologies are highly proprietary and, though the subject of patents and patents pending, are marketed primarily as trade secrets subject to strict confidentiality protocols. Although we are not aware of any other company having developed, offered or demonstrated any comparable power management or leakage control technologies, we note that most semiconductor companies have internal efforts to reduce transistor leakage and power consumption in current and future semiconductor products. Indeed, all of our current and prospective licensees are larger, technologically sophisticated companies, which generally have significant resources and internal efforts to develop their own technological solutions.

If we do not keep pace with technological change, our technology offerings may not be competitive and our revenue and operating results may suffer.
     The semiconductor industry is characterized by rapid technological change, frequent new product introductions and enhancements, and ongoing customer demands for greater performance. As a result, our technology offerings may not be competitive if we fail to develop and introduce new technology or technology enhancements that meet evolving customer demands. It may be difficult or costly for us, or we may not be able, to enhance existing technologies to fully meet customer demands, particularly in view of our restructuring plan.
We might experience payment disputes for amounts owed to us under our LongRun2 licensing agreements, and this may harm our results of operations.
     The standard terms of our LongRun2 license agreements require our licensees to document the royalties owed to us from the sale of products that incorporate our technology and report this data to us on a quarterly basis. While standard license terms give us the right to audit books and records of our licensees to verify this information, audits can be expensive, time consuming, and potentially detrimental to our ongoing business relationship with our licensees. Our failure to audit our licensees’ books and records may result in us receiving more or less royalty revenues than we are entitled to under the terms of our license agreements. The result of such royalty audits could result in an increase, as a result of a licensee’s underpayment, or decrease, as a result of a licensee’s overpayment, to previously reported royalty revenues. Such adjustments would be recorded in the period they are determined. Any adverse material adjustments resulting from royalty audits or dispute resolutions may result in us missing analyst estimates and causing our stock price to decline. Royalty audits may also trigger disagreements over contract terms with our licensees and such disagreements could hamper customer relations, divert the efforts and attention of our management from normal operations and impact our business operations and financial condition.
We currently derive a substantial portion of our revenue from a small number of customers and licensees, and our revenue would decline significantly if any major customer were to cancel, reduce or delay a transaction relating to our products, licenses and services.
     Our customer base is highly concentrated. For example, revenue from one customer accounted for 79% of our revenue during the six months ended June 30, 2007 and two customers in the aggregate accounted for 97% of total revenue during fiscal 2006. We expect that a small number of customers will continue to account for a significant portion of our revenue.
     Our customers and licensees are significantly larger than we are and have bargaining power to demand changes in terms and conditions of our agreements. The loss of any major customer or licensee, or delays in delivery or performance under our agreements, could significantly reduce or delay our recognition of revenue.
Our technologies may infringe the intellectual property rights of others, which may cause us to become subject to expensive litigation, cause us to incur substantial damages, require us to pay significant license fees or prevent us from licensing our technologies.
     Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products and technologies do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others. In addition, leading companies in the semiconductor industry have extensive intellectual property portfolios with respect to semiconductor technology. From time to time, third parties, including these leading companies, may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related methods that are important to us. We expect that we may become subject to infringement claims as the number of products and competitors in our target markets grows. We have received, and may in the future receive, communications from third parties asserting patent or other intellectual property rights covering our products. Litigation may be necessary in the future to defend against claims of infringement or invalidity, to determine the validity and scope of the proprietary rights of others, to enforce our intellectual property rights, or to protect our trade secrets. We may also be subject to claims from customers for indemnification. Any resulting litigation, regardless of its resolution, could result in substantial costs and diversion of resources.
     If it were determined that our technologies infringe the intellectual property rights of others, we would need to obtain licenses from these parties or substantially reengineer our technologies in order to avoid infringement. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or to reengineer our technologies successfully. Moreover, if we were to be sued for infringement and lose the suit, we could be required to pay substantial damages or be enjoined from licensing or using the infringing technology. Any of the foregoing could cause us to incur significant costs and prevent us from licensing our technologies.
Any dispute regarding our intellectual property may require us to indemnify certain licensees or third parties, the cost of which could severely hamper our business operations and financial condition.
     In any potential dispute involving our patents or other intellectual property, our licensees could also become the target of litigation. Our LongRun2 license agreements and certain of our development services agreements provide limited indemnities. Our indemnification obligations could result in substantial expenses. In addition to the time and expense required for us to supply such indemnification to our licensees, a licensee’s development, marketing and sales of licensed products incorporating our LongRun2 technology could be severely disrupted or shut down as a result of litigation, which in turn could severely hamper our business operations and financial condition.
We have significant international business relationships, which expose us to risk and uncertainties.
     We have licensed, and in the future we expect to license, our technologies to customers in Asia. In attempting to conduct and expand business internationally, we are exposed to various risks that could adversely affect our international operations and, consequently, our operating results, including:
•	difficulties and costs of servicing international customers;

•	fluctuations in currency exchange rates;

•	unexpected changes in regulatory requirements, including imposition of currency exchange controls;

•	longer accounts receivable collection cycles;

•	import or export licensing requirements;

•	potentially adverse tax consequences;

•	major public health concerns, such as SARS;

•	political and economic instability, for example as a result of tensions between Taiwan and the People’s Republic of China; and

•	potentially reduced protection for intellectual property rights.
Our operating results are difficult to predict and fluctuate significantly. A failure to meet the expectations of securities analysts or investors could result in a substantial decline in our stock price.
     Our operating results fluctuate significantly from quarter to quarter, and we expect that our operating results will fluctuate significantly in the future as a result of one or more of the risks described in this section or as a result of numerous other factors. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. Our stock price has declined substantially since our stock began trading publicly. If our future operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price would likely decline from current levels.
     A large portion of our expenses, including rent and salaries, is fixed or difficult to reduce. Our expenses are based in part on expectations for our revenue. If our revenue does not meet our expectations, the adverse effect of the revenue shortfall upon our operating results may be acute in light of the fixed nature of our expenses.
The price of our common stock has been volatile and is subject to wide fluctuations.
     The market price of our common stock has been volatile and is likely to remain subject to wide fluctuations in the future. Many factors could cause the market price of our common stock to fluctuate, including:

•	variations in our quarterly results;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	announcements of technological innovations by us or by our competitors;

•	introductions of new products or new pricing policies by us or by our competitors;

•	acquisitions or strategic alliances by us or by our competitors;

•	recruitment or departure of key personnel;

•	the gain or loss of significant customers; and

•	changes in the estimates of our operating performance or changes in recommendations by securities analysts.
     In addition, the stock market generally and the market for semiconductor and other technology-related stocks in particular experienced a decline during 2000, 2001 and through 2002, and could decline from current levels, which could cause the market price of our common stock to fall for reasons not necessarily related to our business, results of operations or financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Accordingly, you may not be able to resell your shares of common stock at or above the price you paid. Securities litigation is often brought against a company following a period of volatility in the market price of its securities, and we have been subject to such litigation in the past. Any such lawsuits in the future will divert management’s attention and resources from other matters, which could also adversely affect our business and the price of our stock.
Our certificate of incorporation and bylaws, stockholder rights plan and Delaware law contain provisions that could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.
     Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:
•	establishing a classified board of directors so that not all members of our board may be elected at one time;

•	providing that directors may be removed only “for cause” and only with the vote of 66 2/3% of our outstanding shares;

•	requiring super-majority voting to amend some provisions in our certificate of incorporation and bylaws;

•	authorizing the issuance of “blank check” preferred stock that our board could issue to increase the number of shares outstanding and to discourage a takeover attempt;

•	limiting the ability of our stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders; and

•	establishing advance notice requirements for nominations for election to our board or for proposals that can be acted upon by stockholders at stockholder meetings.
     In addition, the stockholder rights plan, which we implemented in 2002, and Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: September 20, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary